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                                                                   Exhibit 3.25


                          CERTIFICATE OF INCORPORATION
                                       OF
                                   PTS, INC.

      FIRST: The name of the corporation (hereinafter sometimes referred to as the "Corporation") is:

                                    PTS, Inc.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 900 Market Street, Suite 209, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is Delaware Trust Capital Management Incorporated.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The aggregate number of all classes of shares within the Corporation shall have authority to issue is one thousand (1,000) shares of common stock with a par value of $.01 per share.

      No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or
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any part thereof, for purchase or subscription by the holders of shares of the
Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to time amended.

      At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

      FIFTH: The name and address of the Incorporation is a follows:

                            Eleanor K. Horslay
                            Latham & Watkins
                            1001 Pennsylvania Avenue
                            Suite 1300
                            Washington D.C. 20004

      SIXTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

      SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                       2
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      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of November, 1994.


                                                  /s/ Eleanor K . Horsley
                                                  ------------------------------
                                                  Eleanor K. Horsley
                                                  Incorporator


                                       3
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    PTS, INC,

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, PTS, Inc. (the "Corporation"), a Delaware corporation, hereby certifies that:

      1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows;

            FIRST: The name of the corporation (hereinafter sometimes referred to as the "Corporation") is:

                               Power Paragon, Inc.

      2. The Board of Directors of the Corporation, by written consent, declared the foregoing Amendment advisable and referred it to the stockholders of the Corporation for a vote and approval; and

      3. The sole shareholder of the Corporation, by written consent, has adopted and approved the foregoing amendment.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by William E. Conway, Jr., its president, and attested by Allan M. Holt, its secretary, on this 31st day of January, 1995.

ATTEST:                                            PTS, INC., a Delaware
                                                       corporation


/s/ Allan M. Holt                                  By: William E. Conway, Jr.
----------------------------                           -------------------------
Allan M. Holt                                      William E. Conway, Jr.
Secretary                                          President